Exhibit 16



                              Smith
                                &
                             Company

    A Professional Corporation of Certified Public Accountants





November 2, 2001

SECPS Letter File
U.S. Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC 20549

RE:  Pinecrest Services, Inc.
     SEC File No.  000-30951


Ladies and Gentlemen:

We were previously principal accountants for Pinecrest Services, Inc., and on February 2, 2001 we reported on the financial statements of Pinecrest Services, Inc. as of December 31, 2000 and 1999, and for the two years ended December 31, 2000 and 1999. On October 30, 2001, we were dismissed as principal accountants. We have read Item 4 of the 8-K dated October 30, 2001, for Pinecrest Services, Inc. and agree with the statement contained therein regarding Smith & Company.


Very truly yours,

 Smith & Company



    /s/ Roger B. Kennard
By: ________________________
        Roger B.  Kennard










  10 West 100 South, Suite 700 * Salt Lake City, Utah 84101-1554
       Telephone (801) 575-8297 * Facsimile (801) 575-8306